Exhibit 15.1

March 17, 2014

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Dear Sir or Madam:

We have read the statements made by Navigator Holdings Ltd. in the section titled “Changes in Registrants’ Certifying Accountant” in Item 16F. of its Annual Report on Form 20-F for the year ended December 31, 2013, which we understand will be filed with the U.S. Securities and Exchange Commission, and agree with the statements concerning our Firm contained therein.

Very truly yours,

GRASSI & CO., CPAs, P.C.

New York, New York